                            CAPITAL ONE MASTER TRUST
                    TRUST EXCESS SPREAD ANALYSIS -         SEPTEMBER-98


Card Trust                     COMT 93-1     COMT 93-4     COMT 94-3     COMT 95-1        COMT 95-2*      COMT 95-3
Deal Size                        $500MM        $700MM       $453MM         $900MM           $60MM          $1050MM
Expected Maturity:              10/15/98      1/15/99       6/15/99       6/15/00          8/15/98         8/15/00
                                                                                           (NON-US
                                                                                         TRANSACTION)
-------------------------------------------------------------------------------------------------------------------------

Excess Spread:
      Portfolio Yield            20.65%        20.65%       20.65%         20.65%           20.65%          20.65%
       LESS: (Wt Avg) Coupon      4.23%         5.83%        5.99%          5.82%            5.86%           5.78%
             SVC Fees             2.00%         2.00%        2.00%          2.00%            2.00%           2.00%
             Charge-Offs          5.56%         5.56%        5.56%          5.56%            5.56%           5.56%

Excess Spread: Sep-98             8.86%         7.26%        7.10%          7.27%            7.23%           7.31%
               Aug-98             8.06%         6.94%        6.78%          6.97%            7.00%           7.01%
               Jul-98             7.24%         6.82%        6.65%          6.76%            7.49%           6.79%
3-Mo Avg Excess Spread            8.05%         7.01%        6.84%          7.00%            7.24%           7.04%
-------------------------------------------------------------------------------------------------------------------------

Delinquents: 30 to 59 days        1.81%         1.81%        1.81%          1.81%            1.81%           1.81%
             60 to 89 days        1.14%         1.14%        1.14%          1.14%            1.14%           1.14%
             90+ days             2.28%         2.28%        2.28%          2.28%            2.28%           2.28%

Monthly Payment Rate             10.48%        10.48%       10.48%         10.48%           10.48%          10.48%

Card Trust                     COMT 96-1*    COMT 96-2     COMT 96-3     COMT 97-1*       COMT 97-2*      COMT 98-1
Deal Size                        $845MM        $750MM       $500MM         $608MM           $502MM          $591MM
Expected Maturity:              8/15/01       12/15/01      1/15/04       6/15/02          8/15/02         4/15/08
                                (NON-US                                   (NON-US          (NON-US
                             TRANSACTION)                               TRANSACTION)     TRANSACTION)
-------------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield            20.65%        20.65%       20.65%         20.65%           20.65%          20.65%
       LESS: (Wt Avg) Coupon      5.84%         5.75%        5.78%          5.58%            5.79%           6.33%
             SVC Fees             1.50%         1.50%        1.50%          1.50%            1.50%           1.50%
             Charge-Offs          5.56%         5.56%        5.56%          5.56%            5.56%           5.56%

Excess Spread: Sep-98             7.75%         7.84%        7.81%          8.01%            7.80%           7.26%
               Aug-98             7.49%         7.54%        7.51%          7.60%            7.54%           7.09%
               Jul-98             7.29%         7.32%        7.29%          7.40%            7.34%           6.58%
3-Mo Avg Excess Spread            7.51%         7.57%        7.54%          7.67%            7.56%           6.98%
-------------------------------------------------------------------------------------------------------------------------

Delinquents: 30 to 59 days        1.81%         1.81%        1.81%          1.81%            1.81%           1.81%
             60 to 89 days        1.14%         1.14%        1.14%          1.14%            1.14%           1.14%
             90+ days             2.28%         2.28%        2.28%          2.28%            2.28%           2.28%

Monthly Payment Rate             10.48%        10.48%       10.48%         10.48%           10.48%          10.48%

Card Trust                          COMT 98-2*         COMT 98-3*
Deal Size                             $502MM             $464MM
Expected Maturity:                   8/10/99             8/16/01
                                     (NON-US             (NON-US
                                   TRANSACTION)       TRANSACTION)
-------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                 20.65%             20.65%
       LESS: (Wt Avg) Coupon           5.55%              5.87%
             SVC Fees                  1.50%              1.50%
             Charge-Offs               5.56%              5.56%

Excess Spread: Sep-98                  8.04%              7.72%
               Aug-98                  7.03%              6.77%
               Jul-98                   N/A                N/A
3-Mo Avg Excess Spread                 7.54%              7.25%
-------------------------------------------------------------------

Delinquents: 30 to 59 days             1.81%              1.81%
             60 to 89 days             1.14%              1.14%
             90+ days                  2.28%              2.28%

Monthly Payment Rate                  10.48%             10.48%

* This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

COMMENTS:
On October 15, 1998, the Expected Maturity Date, Series 1995-2 will receive final repayment of B and enhancement class. Also on October 15, 1998, the Expected Maturity Date, Series 1993-1 will receive final repayment of the A class.

Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com (Under "For Investors" section)


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